Exhibit T3A-54


                                    Delaware
                                                                          PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA RRS HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1992, AT 3 O'CLOCK P.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "RRS HOLDINGS INC." TO "COVANTA RRS HOLDINGS, INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       Harriet Smith Windsor, Secretary of State

2316649 8100H                          AUTHENTICATION: 2951593

040135507                              DATE: 02-25-04

                                                         STATE OF DELAWARE

                                                        SECRETARY OF STATE

                                                     DIVISION OF CORPORATIONS

                                                     FILED 03:00 PM 11/18/1992

                                                        923235482 - 2316649


                          CERTIFICATE OF INCORPORATION

                                      -of-

                                RRS HOLDINGS INC.

                                     -00000-



         FIRST: The name of the corporation is RRS Holdings Inc. (hereinafter sometimes called the "Corporation").



         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.



         THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is One Dollar ($1.00).



         FIFTH: The name and mailing address of the incorporator is as follows:



                           Jared L. Landaw
                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York 10004-1490



         SIXTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:



                  1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.



                  2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors.

                  3. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 3 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.



                  4. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.



         SEVENTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.



         Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article Seventh.

         The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article Seventh but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.



         IN WITNESS WHEREOF, I, the undersigned, being the incorporator named above, have hereunto set my hand and seal this 18th day of November, 1992.







                                                          /s/ Jared L. Landaw
                                                          Jared L. Landaw
                                                          Sole Incorporator

             CERTIFICATE OF CHANGE OF LOCATION OF REGiSTERED OFFICE
                             AND OF REGISTERED AGENT


It is hereby certified that:



1.   The name of the corporation (hereinafter called the "corporation") is

                                RRS Holdings Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.



3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.



4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.



Signed on January 15, 1996



                                                           /s/_______________

                                                           Authorized Officer

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF iNCORPORATION



                                       OF



                               RRS HOLDiNGS, INC.





It is hereby certified that:



                  1. The name of the corporation (hereinafter the "corporation") is RRS HOLDiNGS, iNC.



                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:



                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA RRS HOLDiNGS, INC.



                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.





                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.







                                                         /s/ Patricia Collins
                                                         Name:  Patricia Collins
                                                         Title: Asst. Secretary





     STATE OF DELAWARE
     SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/20O1
     010126571 - 2316649